[Sutherland • Asbill & • Brennan LLP ATTORNEYS AT LAW Logo]	1275 Pennsylvania Avenue, NW Washington, DC 20004-2415 202.383.0100 fax 202.637.3593 www.sablaw.com

DAVID S. GOLDSTEIN
DIRECT LINE: 202.383.0606
Internet: dgoldstein@sablaw.com

April 29, 2003

Board of Directors
Protective Life Insurance Company
2801 Highway 201 South
Birmingham, Alabama 35223

Directors:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of post-effective amendment number 8 to the Registration Statement on Form N-6 filed (File No. 333-45963) by Protective Life Insurance Company and Protective Variable Life Separate Account with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                      Sincerely,

                      SUTHERLAND, ASBILL & BRENNAN LLP

                      By: /s/ DAVID S. GOLDSTEIN

                                David S. Goldstein

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